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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM T-1

              Statement of Eligibility and Qualification Under the
                  Trust Indenture Act of 1939 of a Corporation
                          Designated to Act as Trustee

                        FIRST TRUST NATIONAL ASSOCIATION
              (Exact name of Trustee as specified in its charter)


                    United States                                          41-0257700
                    (State of Incorporation)       (I.R.S. Employer Identification No.)

                    First Trust Center
                    180 East Fifth Street
                    St. Paul, Minnesota                                           55101
                    (Address of Principal Executive Offices)                 (Zip Code)


                              HANOVER DIRECT, INC.
             (Exact name of registrant as specified in its charter)


                    Delaware                                              13-0853260
                    (State of Incorporation)       (I.R.S. Employer Identification No.)

                    1500 Harbor Boulevard
                    Weehawken, New Jersey                                         07087
                    (Address of Principal Executive Offices)                 (Zip Code)


         9.25% SENIOR SUBORDINATED NOTES, SERIES A, DUE AUGUST 1, 1988
                      (Title of the Indenture Securities)
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                                    GENERAL

1. General Information Furnish the following information as to the Trustee.

                    (a) Name and address of each examining or supervising authority to which it is subject.

                             Comptroller of the Currency
                             Washington, D.C.

                    (b) Whether it is authorized to exercise corporate trust powers.

                             Yes

2. AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

                    None

                    See Note following Item 16.

Items 3-15 are not applicable because to the best of the Trustee's knowledge the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

16. LIST OF EXHIBITS List below all exhibits filed as a part of this statement of eligibility and qualification. Each of the exhibits listed below is incorporated by reference from a previous registration

                    1.       Copy of Articles of Association.

                    2.       Copy of Certificate of Authority to Commence
                             Business.

                    3. Authorization of the Trustee to exercise corporate trust powers (included in Exhibits 1 and 2; no separate instrument).

                    4.       Copy of existing By-Laws.

                    5.       Copy of each Indenture referred to in Item 4.  N/A.

                    6. The consents of the Trustee required by Section 321(b) of the act.

                    7. Copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.
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                                      NOTE

                    The answers to this statement insofar as such answers
               relate to what persons have been underwriters for any securities of the obligor within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligor, or affiliates, are based upon information furnished to the Trustee by the obligor. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.




                                   SIGNATURE

                    Pursuant to the requirements of the Trust Indenture Act of
               1939, the Trustee, First Trust National Association, an Association organized and existing under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, all in the City of Saint Paul and State of Minnesota on the 15th day of March, 1994.

                                                FIRST TRUST NATIONAL ASSOCIATION
               [SEAL]


                                                /s/  Scott Strodthoff
                                                ------------------------------
                                                     Scott Strodthoff
                                                     Assistant Vice President





               /s/ David H. Bluhm
               -------------------
               David H. Bluhm
               Assistant Secretary

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                                   EXHIBIT 6

                                    CONSENT

                    In accordance with Section 321(b) of the Trust Indenture
               Act of 1939, the undersigned, FIRST TRUST NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


               Dated:  March 15, 1994


                                                FIRST TRUST NATIONAL ASSOCIATION



                                                /s/  Scott Strodthoff
                                                -----------------------------
                                                     Scott Strodthoff
                                                     Assistant Vice President